ITW

Illinois Tool Works Inc.
3600 W. Lake Avenue
Glenview, IL 60025
Telephone 847.657.4035
Facsimile 847.657.4392

July 8, 2005

Board of Directors
Illinois Tool Works Inc.
3600 W. Lake Avenue
Glenview, IL 60026-1215

This will serve as confirmation of my intention to step down as the Chief Executive Officer at the August 5, 2005 Board Meeting.

Sincerely,

/s/ W. James Farrell
Chairman and
Chief Executive Officer